EDISON CONTROL CORPORATION
                                           140 ETHEL ROAD WEST
                                      PISCATAWAY, NEW JERSEY 08854

                                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                            October 17, 1995


TO THE SHAREHOLDERS OF EDISON CONTROL CORPORATION:


        You are cordially invited to attend the Annual Meeting of Shareholders of Edison Control Corporation ("the Company") which will be held on Tuesday, October 17, 1995 at 8:30 A.M. Eastern Time, at World Financial Center, 200 Liberty Street, 39th Floor, New York, NY 10281.

        The meeting and any adjournment thereof will consider and take action upon the following matters:

        (1)     To elect directors;

        (2) To consider and act upon a proposed amendment to the Company's 1986 Stock Option Plan to increase by 200,000 the number of shares of Common Stock authorized for issuance thereunder to a total of 350,000 shares; and

        (3) To transact such business as may properly come before the meeting or any adjournment thereof.



        The Board of Directors has fixed the close of business on September 11, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The share transfer books will not be closed.

        YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE YOUR OWN SHARES.

        By order of the Board of Directors.



                                                        Jay J. Miller
                                                        Secretary





Piscataway, NJ
September 12, 1995


                                               EDISON CONTROL CORPORATION

                                                     PROXY STATEMENT

                                             ANNUAL MEETING OF SHAREHOLDERS
                                                    October 17, 1995

        This Proxy Statement is first being mailed to shareholders on or about September 12, 1995 in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Edison
Control Corporation (the "Company"), to be held on October 17, 1995 at 8:30 A.M., Eastern Time, at World Financial Center, 200 Liberty Street, 39th
Floor, New York, NY 10281, and at any adjournment thereof.

        The enclosed proxy is solicited by the Board of Directors of the Company. Each proxy properly executed and returned by a shareholder and not revoked will be voted in accordance with the shareholder's instructions thereon. Any proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Company notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted for the election of the directors and in favor of the proposed amendment of the Stock Option Plan. The persons named as proxies intend to vote in accordance with their discretion on any other matters which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

        Only holders of record of the Company's Common Stock, $.01 par value, at the close of business September 11, 1995 are entitled to vote at the Annual Meeting. On that date, there were issued and outstanding 2,136,000 shares of Common Stock of the Company. Each outstanding share is entitled to one vote at the Annual Meeting.


                        MATTERS TO BE ACTED UPON

        1. Five (5) directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

        2. To consider and act upon a proposal to amend the Company's 1986 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 150,000 to 350,00 shares; and

        3. To transact such other business as may properly come before the Meeting or any adjournment thereof.





                                       SHARE OWNERSHIP OF DIRECTORS, OFFICERS
                                            AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners


        Set forth below is certain information concerning each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock on September 1, 1995:

(S)
Name and Address of                             Number of Shares
Percent
Beneficial Owner                                     Owned
of Class <F>


William B. Finneran                             733,285 <F1><F2>
  33.0%
World Financial Center
34 Floor
New York, NY 10281

Edco Partners                                   182,053
8.2%
950 17th St.
Suite 1600
Denver CO  80202

John M. Sanzo                                   167,000
7.5%
P.O. Box 155
Barto, PA  19504



<F1>
     Includes currently exercisable stock options to purchase 60,000 shares.

<F2>
     Does not include 4,740 shares owned by two Uniform Gifts to Minors Act accounts, each account for the benefit of one of Mr. Finneran's children: Mr. Finneran disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.












Security Ownership of Management and Directors

        The following table sets forth as of September 1, 1995, information concerning the beneficial ownership of Common Stock by each Director of the Company and all Directors and Officers of the Company as a group:

Name of                                   Number of
Percentage
Beneficial Owner                        Shares Owned
of Class<F1>F


Gerald B. Cramer                           88,000 <F3>
    3.9%

John J. Delucca                            28,000 <F3>
    1.3%

William B. Finneran                       733,285 <F1><F2>
     33.0%

Jay J. Miller                              18,000 <F3>
    0.8%

All Directors and
Officers as a group
 (6 in number)                            867,285 <F4>
       40.0%

<F1>
     Includes currently exercisable stock options to purchase 60,000 shares.
<F2>
     Does not include 4,740 shares owned by two Uniform Gifts to Minors Act accounts, each account for the benefit of one of Mr. Finneran's children; Mr. Finneran disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as
        amended, or otherwise.
<F3>
     Includes currently exercisable stock options to purchase 18,000 shares.
<F4>
     Does not include an option to purchase 200,000 shares of Common Stock granted to an officer, which would be immediately exercisable as to 66,666 shares upon approval of shareholders at this Meeting. See
        APPROVAL OF AMENDMENT TO 1986 STOCK OPTION PLAN.

Change in Control

        The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.







                                                  ELECTION OF DIRECTORS

        The Board of Directors has fixed the number of Directors to be elected at the Annual Meeting at five. The shares represented by the proxies will be voted in favor of the election as Directors of the persons named below unless authority to do so is withheld. The Directors elected will hold office for a term of one year or until their respective successors are duly elected and qualify. If any nominee is not a candidate for election at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.


Director                                   Director
Name                            Company Office(s)
Since                   Age

William B Finneran              Chairman of the Board
1991                    53
                                and Director

Gerald B. Cramer                Director <F1>
1992                    64

John J. Delucca                 Director <F2>
1991                    52

Mary E. McCormack               President and
- --                     41
                                Chief Executive Officer

Jay J. Miller                   Secretary and Director <F1>
1991                    62

<F1>
     Member of the Compensation Committee.
<F2>
     Member of the Audit Committee.

        William B. Finneran is a Managing Director of Oppenheimer & Co., Inc., an investment banking firm, with which he has been associated since 1972.
Mr. Finneran is a Director of Champion Beverage, Inc., a beverage manufacturer and retailer; Keystone Communications, Inc., a software development company; National Planning Association, a non-profit advisory board; and Covenant House, a non-profit charitable institution. Mr.
Finneran was elected Chairman of the Board and Chief Executive Officer of the Company in November, 1991.

        Gerald B. Cramer has been Chairman of Glenayre Technologies, Inc. and its predecessor since 1986. Mr. Cramer has also been Chairman and Chief Executive Officer of Cramer Rosenthal McGlynn, Inc., an investment management firm, since 1973, and also serves as a director of OSHAP Technologies, Ltd., a computer aided design/manufacturing technology company, and First Western Corporation, a mortgage banking and servicing company.

        John J. Delucca is Senior Vice President and Treasurer of RJR Nabisco. Mr. Delucca was Chief Financial Officer of the Hascoe Association, a private investment company from January, 1991 to September, 1993, President and Chief Financial Officer for The Lexington Group from October, 1990 to January, 1991, Senior Vice President of Finance and Managing Director of the Trump Group from May, 1988 to October, 1990, and Senior Vice President of Finance for International Controls Corporation from April, 1986 to May, 1988. Mr. Delucca is a Director of Enzo Biochem, Inc., a genetic research and laboratory company.

        Mary E. McCormack was appointed President and Chief Executive Officer of the Company on February 1, 1995. Prior to joining the Company, Ms. McCormack was a Managing Director of Beechtree Capital Partners, Inc., a boutique merchant banking firm which she co-founded in 1989. From 1983 to 1989, she served in a variety of capacities for the investment banking and brokerage firm of Advest, Inc, most recently as Vice President-Corporate Finance. Ms. McCormack is a Director of Star International Holdings, Inc., a manufacturer of commercial cooking appliances, and the Junior League of Central Westchester, a non-profit charitable institution.

        Jay J. Miller has been a practicing attorney in the State of New York for more than 30 years. Mr. Miller is a director of Total-Tel USA Communications, Inc., a provider of long distance telephone service, and Vestro Natural Foods, Inc., a specialty food manufacturer and distributor, and is currently serving as Chairman of the Board of Gulf USA Corporation, a property and natural resources company in reorganization under Chapter 11 and a director of its affiliate, Gulf Resources Pacific Ltd., a New Zealand property company. Mr. Miller was elected Secretary of the Company in 1991 and served briefly as Chairman of the Board during 1991.

Board of Directors

        The Board of Directors held two meetings during the year ended December 31, 1994. From time to time, the Board conferred informally. All directors attended all meetings, except John J. Delucca, who did not attend either meeting.

        The Company's Audit and Compensation Committees each held one meeting during 1994. The Board of Directors does not have a Nominating Committee. Directors who are not executive officers of the Company each receive an annual retainer of $5,000. Officers of the Company do not receive additional compensation for attendance at Board of Director meetings or committee meetings.

Required Shareholders' Vote

        Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock of the Company), the favorable vote of the holders of a plurality of the shares of the Company's stock present and voting at the Annual Meeting for the election of each nominee is required for his election.



                                                 EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and other named executives, as well as the total compensation paid to each named executive for the Company's two previous fiscal years:
                                               SUMMARY COMPENSATION TABLE

Annual Compensation Long-Term Compensation
                                                        Other
                  All
                                                        Annual
Restricted        LTIP    Other
Name and                                                Compen-          Stock
       Optional    Pay-    Compen-
Principal Position      Year    Salary($)    Bonus($)   sation($)
Awards($)       SAR's(#)   outs($)  sation($)

William B. Finneran     1994     50,000      -0-          -0-            -0-
        -0-       -0-       -0-
Chairman                1993     50,000      -0-          -0-            -0-
        -0-       -0-       -0-
                        1992      -0-       50,000        -0-            -0-
        -0-       -0-       -0-

John M. Sanzo           1994<F1  28,077      -0-          -0-            -0-
        -0-       -0-       -0-
President               1993    100,962      -0-          -0-            -0-
        -0-       -0-       -0-
                        1992    145,154      -0-          -0-            -0-
        -0-       -0-       -0-

Jack V. Miller          1994     81,876      -0-          -0-            -0-
        -0-       -0-       -0-
Chief Financial Officer 1993      -0-        -0-          -0-            -0-
        -0-       -0-       -0-
                        1992      -0-        -0-          -0-            -0-
        -0-       -0-       -0-
- ---------------

<F1>
     Resigned as President June 17, 1994.

Option/SAR Grants in Last Fiscal Year

There were no Options/SAR's awarded in the fiscal year ended December 31, 1994.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table summarizes options and SAR's exercised during 1994 and presents the value of unexercised options and SAR'sheld by the named executive at December 31, 1994:

                                                           Number of
   Value of
                                                           unexercised
 unexercised
                                                          options/SAR's
options/SAR's
                         Shares                          at fiscal year
  at fiscal
                        acquired        Value               end (#)
 year end ($)
                           on           realized         exercisable (E)/
exercisable (E)/
Name                    exercise        ($)             unexercisable (U)
unexercisable (U)

William B. Finneran       -0-            -0-               25,000 E
37,500 E <F1>
                                                           17,500 E
26,250 E <F1>
                                                           17,500 U
26,250 U <F1>

<F1>
     Value is calculated by subtracting the exercise price from the fair market value of the Common Stock on December 30, 1994 which was the last trade in 1994 as reported by NASDAQ.


Long-Term Incentive Plan-Awards in the Last Fiscal Year

        There were no long-term incentive plan-awards made by the Company during the year ended December 31, 1994.

Pension Plan

        The Company has no pension plan for employees or directors.

Compensation Committee Report

        The Compensation Committee has submitted the following report for fiscal year 1994:

        1994 continued the progress achieved in 1993. Profit increased significantly due to the successful management of the Company's investment portfolio as well as a continued reduction in the loss from the Company's manufacturing business.

        The Chief Executive Officer, William B. Finneran is not a full time employee of the Company; however, he devotes considerable time to portfolio management, the search for an acquisition and consideration of the Company's current business operation. For 1994, Mr. Finneran received compensation of $50,000, based upon his successful management of the Company's investment of its excess cash and his other efforts on behalf of the Company. In addition, he received an option during 1993 to purchase 35,000 shares at a price of $2.50 per share, 50% of which vested in 1994 and the balance in 1995. The Compensation Committee believes Mr. Finneran's renumeration is low given his experience and the results achieved.

        Mr. John M. Sanzo served as President until his resignation in June, 1994. It is believed that his compensation was commensurate with the services performed, the results achieved and Mr. Sanzo's background. He also received an option in 1993 to purchase 18,000 shares at a price of $4.00 per share, of which 50% vested in 1994 and the balance, which otherwise would have vested in 1995, was fully vested in 1994 by the Board.

        As a result of Mr. Sanzo's resignation, the Company engaged a management search firm to find an executive skilled in acquisition evaluation, structure and negotiation which culminated in the hiring in early 1995 of Ms. Mary McCormack as President and Chief Executive Officer under a 3 year employment agreement providing for base compensation of $150,000 per year and the grant to her of an option, subject to shareholders' approval, to purchase 200,000 shares of Common Stock.


                                                Respectfully submitted,


                                                Gerald B. Cramer
                                                Jay J. Miller

Stock Performance Graph

        The following table sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1994, as well as an overall stock market index (S&P 500 Index) and the Company's peer group index (S&P Electrical Equipment Industry Index):


















                                APPROVAL OF AMENDMENT TO 1986 STOCK OPTION PLAN

        Shareholders are being asked to approve an amendment to the 1986 Stock Option Plan of the Company (the "Plan") to increase the aggregate number of shares available for issuance under the Plan from 150,000 to 350,000 shares. The Company's Board of Directors approved the amendment to the Plan, subject to shareholders' approval, on February 7, 1995. The purpose of the amendment is to authorize sufficient shares under the Plan to permit the grant to Ms. Mary E. McCormack, who was appointed President and Chief Executive of the Company in February 1995, of a ten year option to purchase 200,000 shares, exercisable at a price of $4.00 per share as provided in her employment agreement with the Company. The option, if approved by shareholders, would vest forthwith as to 66,666 shares and as to 66,666 and 66,667 shares on February 1, 1996 and February 1, 1997, respectively. In the event the amendment to the Plan were not approved, the Company would be obligated to provide Ms. McCormack with alternate renumeration affording her economic benefits substantially comparable to those which would have been provided to her pursuant to the grant of the proposed option. On the effective date of the grant of the proposed option, to wit, February 1, 1995, Common Stock of the Company was quoted in the over-the-counter market at $5.00 low bid, $5.00 high asked. However, due to limited trading, management believes the fair market value of the shares on the date of grant was $4.00 per share, the exercise price of the proposed option.

        As of September 1, 1995, there were no shares available for options under the Plan, since 36,000 shares were previously issued upon exercise of options and options to purchase 114,000 shares were currently outstanding.

General

        The Plan provides for the granting of options to officers, directors and key employees of the Company whose efforts contribute or may be expected to contribute meaningfully to the Company's growth and success.

        The aggregrate number of shares of Common Stock which may be granted under the Plan is 150,000, subject to adjustment to reflect stock splits, combinations, sub-divisions, recapitalizations, reorganizations and certian other similar events. The Plan is not qualified under Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA").

Administration

        The Plan is administered by the Board of Directors of the Company (the "Board"). The Board may select the persons to whom options are to be granted, determine the number of shares to be covered by an option, the time at which an option is to be granted, the option period, the installments in which an option may be exercised and shall establish such other provisions of the option agreement consistent with the Plan as the Board of Directors deems necessary or desirable.

Eligibility

        Officers, directors and key employees of the Company or any subsidiary shall be eligible to receive options pursuant to the Plan. No incentive stock option (ISO) shall be granted under the Plan to an employee who at the time such option is granted owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary
("10% Stockholders") unless the option price is at least 110% of the fair market value of such stock on the date of grant and the exercise period of such option shall not exceed five years from the date of grant.

Maximum Allotment of Options

        Under the Plan, there is no stated maximum number of shares which may be optioned to any eligible person.

Option Price and Period; Exercise Provisions

        The purchase price per share of Common Stock issuable upon exercise of an option shall be determined by the Board of Directors; provided, however, that (i) in the case of an ISO, the exercise price shall not be less than 100% (or 110% with respect to an ISO granted to a 10% Stockholder) of the fair market value of such stock on the day the stock is granted and (ii) in the case of a non-statutory option, the exercise price shall not be less than 85% of the fair market value of such stock on the day the option is granted, in each instance as determined by the Board of Directors.

        For purposes of the foregoing, the fair market value of the Common Stock on any date shall be, if such stock is listed on a national securities exchange, the mean between the highest and lowest reported sale prices of the stock, on such exchange or, if such stock is quoted in the National Market System of the National Association of Securities Dealers, Inc., the mean between the lowest bid and highest asked prices of such Common Stock reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, in each case at the close of business on such date, or if such Common Stock is not quoted on such date, then on the date on which such Common Stock was quoted most immediately prior thereto or if such Common Stock is not quoted on the NASDAQ System, the price determined in good faith by the Board of Directors.

        Each option granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of 10 years (5 years in the case of an ISO granted to a 10% Stockholder) from the date of grant. To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

        Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board of Directors.

        The Company's obligation to deliver shares upon the exercise of any non-statutory option granted under the Plan shall be subject to the optionee's satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

Nontransferability of Options

        No option granted under the Plan shall be assignable or transferable by the option holder, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the option shall be exercisable only by the grantee.

Effect of Termination of Employment or Death

        If an optionee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, any option granted to such optionee under the Plan shall immediately terminate; provided, however, that any portion of such option which was otherwise exercisable on the date of termination of the optionee's employment may be exercised within the three-month period following the date on which the optionee ceased to be so employed, but in no event after the expiration of the exercise period. Any such exercise may be made only to the extent of the number of shares subject to the option which were purchasable on the date of such termination of employment. If the optionee dies during such three-month period, the option shall be exercisable by the optionee's personal representatives, heirs or legatees to the same extent and during the same period that the optionee could have exercised the option on the date of death. If any optionee dies while an employee of the Company or any subsidiary of the Company, any option granted to such optionee under the Plan shall be exercisable by the optionee's personal representatives, heirs or legatees for the purchase of that number of shares and to the same extent that the optionee could have exercised the option on the date of death. The option or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the expiration of the exercise period.

Amendment of the Plan

The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company, the Board of Directors may not (a) materially increase the benefits accruing to individuals who participate in the Plan,
(b) increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan) or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect rights under an option previously granted. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors reserves the right to amend or modify the terms and provisions of the Plan and any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded ISO's under Section 422 of the Internal Revenue Code.

Rights as a Shareholder

        The holder of an option shall have no rights as a shareholder with respect to any shares covered by an option until the issuance to said person of a certificate for such stock. Except for the adjustments provided in the Plan for stock dividends, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.








Federal Income Tax Consequences


        Non-Statutory Stock Options

        The granting of a non-statutory stock option does not produce taxable income to the recipient or a tax deduction to the Company. Taxable ordinary income will be recognized by the holder at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price.
The Company will be entitled to a corresponding Federal income tax deduction. Upon a subsequent taxable disposition of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price. The taxable income resulting from the exercise of an option will constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to insure that funds equalling the amount of tax required to be withheld are available for payment. The tax basis for the stock acquired is the option price plus the taxable income recognized.

        Incentive Stock Options

        An optionee will not recognize any taxable income at the time an ISO is granted or exercised and the Company will not be entitled to a Federal income tax deduction at that time. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the Federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares acquired upon exercise of the ISO for two years after the date the option as granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate option price. Under proposed tax regulations, however, it would appear that where stock is subject to a substantial risk of forfeiture (which would occur if the employee is subject to Section 16(b) of the Exchange
Act), the relevant date for determining the amount of ordinary income would be the date six months thereafter (but in no event may such amount be greater than the sales price). The Company will be entitled to a Federal income tax deduction equal to such amount.

        Special Rules

        To the extent an optionee pays all or part of the option price of a non-statutory Stock Option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a hold period which commences on the date of recognition of such income. Under proposed Treasury regulations, if an optionee exercises an ISO by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

Accounting Treatment

        Option grants with exercise price less than fair market value of the option shares on the date of grant will give rise to compensation expense equal to the amount of the discount. Such expense will be accrued as the shares purchasable under the option vest in the optionee. Option grants at fair market value on the grant date will not result in any change to the Company's earnings. The number of outstanding options may, however, be a factor in determining earnings per share.

        Should a FASB exposure draft on the compensatory treatment of stock option grants become effective, then all options granted after such effective date (currently retroactive to January 1, 1994) with an exercise price equal to the fair market value of the option shares on the grant date will be subject to footnote disclosure in the Company's financial statements. Such footnote would reflect a reduction in the Company's reported earnings which would have arisen had the value of the option been recorded as a compensation expense. Commencing in 1997, all such option grants would result ina a direct charge to the Company's reported earnings.

Required Shareholders

        The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's Common Stock is required for approval of the proposed Amendment to the Plan. The Board of Directors unanimously recommend a vote FOR the adoption of the proposed Amendment.


                               PROPOSALS OF SHAREHOLDERS FOR 1996 ANNUAL MEETING

        Proposals of shareholders intended to be presented for action at the 1996 Annual Meeting of Shareholders must be received at the Company's offices no later than May 15, 1996 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting. The terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 will apply to any such submission.





                                                      ANNUAL REPORT

        The Annual Report of the Company for the fiscal year ended December 31, 1994, including financial statements (the "Annual Report"), was mailed to shareholders on or about September 12, 1995. No part of such Annual Report shall be regarded as proxy soliciting material or a communication by means of which any solicitation was being or is to be made.

                                             INDEPENDENT PUBLIC ACCOUNTANTS

        Ernst & Young, which firm has served as auditor for the Company's fiscal year ended December 31, 1994, has indicated that it expects to have a representative present at the Annual Meeting. The representative will be afforded the opportunity to make a statement, if he desires, and will be available to appropriate shareholder questions.

                                                 VOTING AND SOLICITATION

        The solicitation of proxies in the accompanying form is made by the Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees, or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy material to their principals.

        As the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the meeting, but if any other matters properly come before the meeting, it is intended that the persons voting the accompany proxy will vote the shares represented thereby in accordance with their best judgment.

        It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States.



        By Order of the Board of Directors.




                                                        Jay J. Miller,
                                                        Secretary

September 12, 1995